Exhibit 3(iii)   Graphic Summary of Corporate History

Minedel Mining & Development Company Limited (Letter patent dated Sept. 27, 1937 - private company)

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Minedel Mines Limited (name changed on May 18, 1938 - became public company)

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Havelock Energy& Resources Inc. Limited (name changed on May 1, 1980)

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Municipal Ticket Corporation (name changed on March 4, 1994)

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I.D. Investments Inc. (name changed on August 9, 1994)

1149250 Ontario Inc. Incorporated on September 26, 1995 as a private Ontario Corporation

Biolink Corp. Incorporated on February 28, 1995 as a private Ontario Corporation

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Biolink Corp. Incorporated through amalgamation on March 18, 1997

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First Empire Entertainment.com Inc. (First Empire) (name changed on April 7, 2000)

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First Empire acquired 100% interest in the FEEC on September 6, 2001

First Empire Entertainment Corp. (FEEC) (name changed on November 6, 1998)

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1149261 Ontario Limited Incorporated in Ontario on September 26, 1995 as a private company

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First Empire Corporation Inc. (name changed on August 14, 2003)

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First Empire Music Corp. Incorporated in Ontario on May 21, 2003 as a private company

First Empire acquired "Jenn Project" from Current Capital Corp. on May 13, 2003 and rolled the project into First Empire

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